CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our reports dated October 11, 2002 for Dreyfus Aggressive Growth Fund, Dreyfus Emerging Leaders Fund, Dreyfus International Value Fund, Dreyfus Large Company Value, Dreyfus Midcap Value Fund, Dreyfus Midcap Value Plus Fund, Dreyfus Premier Future Leaders Fund, Dreyfus Premier Strategic Value Fund, Dreyfus Premier Structured Midcap Fund, Dreyfus Small Company Value Fund, Dreyfus Premier Technology Growth Fund and Dreyfus Premier Growth Fund, which are incorporated by reference in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Growth and Value Funds, Inc.





                                                               ERNST & YOUNG LLP


 New York, New York
 October 28, 2002